SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2003

                                    PDI, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                     0-24249                22-2919486
  (State or other jurisdiction of        (Commission            (IRS Employer
           incorporation)                File Number)        Identification No.)

         10 Mountainview Road,
        Upper Saddle River, NJ                                      07458
(Address of principal executive office)                           (Zip Code)

                                 (201) 258-8450
               Registrant's telephone number, including area code:

                                       N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events

      On July 7, 2003 the Registrant issued the following press release:

      "Not Approved Letter Received by Cellegy for Fortigel(TM) from FDA

Upper Saddle River, NJ--(July 7, 2003) PDI, Inc. (NASDAQ: PDII) Cellegy Pharmaceuticals, Inc. announced today that it has received a communication from the FDA advising the company's NDA for Fortigel(TM)(testosterone gel) 2% is not approved. On January 2, 2003, PDI announced it had entered into an exclusive license agreement with Cellegy to commercialize Fortigel in North American markets.

Charles T. Saldarini, Vice Chairman & CEO, PDI stated, "We are disappointed with the outcome of the FDA's review. We will assist Cellegy in working with the FDA to address the issues that could ultimately lead to Fortigel coming to market. While a short term setback, this decision does not cause PDI to change our commitment to enter into additional licensing and copromotion agreements for products in fast growing, niche and specialty markets. The level of interest we continue to see from companies looking for a unique licensing partner like PDI gives us confidence that we will be able to execute our strategy of building a products-based business while continuing to be the leading provider of contract sales services to the pharmaceutical industry."

The not approved letter for Fortigel has no impact on the Company's previously stated 2003 earnings per share guidance of $0.48 to $0.53.

About PDI

PDI is an innovative commercial sales and marketing provider to the biopharmaceutical and medical devices & diagnostics industries. Its three business units offer service and product-based capabilities for companies seeking to maximize profitable brand sales growth. The three units include the PDI Pharmaceutical Products Group, the PDI Sales and Marketing Services Group and the PDI Medical Devices and Diagnostics Group.

For more information, visit the Company's website at www.pdi-inc.com.

Forward Looking Statement

This press release contains forward-looking statements regarding the timing and financial impact of the Company's ability to implement its business plan, expected revenues, earnings per share and success during 2003. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk


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

factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation PDI's Annual Report on Form 10-K for the year ended December 31, 2002. In addition, there can be no assurance that Fortigel will be approved by regulatory authorities or successfully marketed following any such approval. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI disclaims any obligation to update these statements."

                                    * * * * *

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PDI, INC.


                                    By: /s/ Charles T. Saldarini
                                        ---------------------------------------
                                        Charles T. Saldarini, Vice Chairman and
                                        Chief Executive Officer

Date: July 7, 2003


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